Exhibit 10.7

ASSIGNMENT OF MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS CORRECTED AND RESTATED ASSIGNMENT OF THE MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Assignment”), dated November 8, 2022, is made by and among MHP PURSUITS LLC, a North Carolina limited liability company (the “Buyer” or “Assignor”), and WAKE FOREST 2 MHP LLC, f/k/a Country Road MHP, LLC, a North Carolina limited liability company (the “Assignee”), and provides as follows:

RECITALS

A. Pursuant to that certain Membership Interest Purchase Agreement dated JUNE 24, 2022 (the “MIPA”), by and among Assignor and RANDY NORRIS BAILEY and MICHELLEE. BAILEY, Husband and Wife, (the “Sellers”), Assignor agreed to purchase One Hundred Percent (100%) of the Sellers’ Membership Interests in MACRAL Properties, LLC, a North Carolina limited liability company, and as more particularly described in the MIPA, a copy of which is attached hereto as Exhibit A, and by this reference made a part hereof.

B. Pursuant to Section 11.5 of the MIPA, on October 27, 2022, Assignor assigned to Assignee, and Assignee assumed from Assignor, as more particularly described below, Assignor’s rights and obligations pursuant to the MIPA.

C. On November 1, 2022, Country Road MHP LLC its filed Articles of Correction, and, as the result, the name was changed to WAKE FOREST 2 MHP LLC.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

l. Capitalized Terms. Capitalized terms used herein, unless otherwise defined in this Assignment, shall have the same meanings as those given in the MIPA.

2. Assignment. Assignor hereby transfers, assigns and conveys to Assignee all of Assignor's right, title and interest in and to the MIPA, including, but not limited to, the Earnest Money associated with the transaction, and delegates to Assignee all of its duties, obligations, and liabilities pursuant to the MIPA.

3. Assumption and Acceptance. Assignee hereby accepts the assignments as aforesaid, and assumes and agrees to perform the duties, obligations and liabilities of Assignor under the MIPA as set forth therein assumed by Assignee pursuant to this Assignment.

4. Entire Agreement. This Assignment embodies the entire agreement of Assignor, and Assignee with respect to the subject matter of this Assignment and it supersedes any prior agreements, whether written or oral, with respect to the subject matter of this Assignment. This Assignment may be modified only by a written instrument duly executed by Assignor and Assignee.

5. Binding Effect. The terms and provisions of this Assignment will inure to the benefit of, and will be binding upon, the heirs, executors, personal representatives, successors and assigns of Assignor and Assignee.

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[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE TO ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

IN WITNESS WHEREOF, and intending to be legally bound hereby, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:

MHP PURSUITS LLC,
a North Carolina limited liability company

By:	/s/ Adam Martin
Name:	Adam Martin
Its:	CIO

ASSIGNEE:

WAKE FOREST 2 MHP LLC,
a North Carolina limited liability company

By:	Manufactured Housing Properties Inc., a Nevada corporation

By:	/s/ Jay Wardlaw III
Name:	Jay Wardlaw III
Title:	President

EXHIBIT A

MEMBERSHIP INTEREST PURCHASE AGREEMENT

[filed separately]